UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2014

UNIVERSAL RESOURCES.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-30520	98-0532725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3126 South Boulevard, Suite 264 Edmond, OK		73013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(405) 285-5916

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2014, Universal Resources (the “Company”) determined that there were accounting errors in its financial statements from fiscal year ended March 31, 2013 as well as its first, second and third quarters of fiscal year ended March 31, 2013 and its first and second quarters of fiscal year ended March 31, 2014. The errors relate to accounting for warrants issued in connection with debt, beneficial conversion feature of debt and interest on the convertible debt.  As a result, the Company has concluded that those previously issued financial statements should no longer be relied upon. As soon as practicable, the Company expects to file (i) an amendment to its Form 10-K as at March 31, 2013, containing restated audited financial statements from fiscal year 2013 and (ii) interim financial statements for its first, second and third quarters of fiscal year 2013 and first and second quarter of fiscal year 2014.

Management is continuing to assess the Company’s internal control over financial reporting and its disclosure controls and procedures, and expects to report material weakness in its internal control over financial reporting through December 31, 2013, due to its failure to properly account for the debt and equity transactions.   Management will fully report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

The Board of Directors and management of the Company have discussed the matters disclosed herein with the Company's independent registered public accounting firm, L.L. Bradford & Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2014
UNIVERSAL RESOURCES

By:	/s/ Michael Holbrook
	Name:	Michael Holbrook
	Title:	President and CEO